EXHIBIT 10.39

                       Purchase and Sale Agreement between
                       CNL Retirement Corp., as Buyer, and
                 Homewood at Brookmont Terrace, LLC, as Seller, relating to the Homewood Residence at Brookmont Terrace - Nashville Tennessee

                     REAL ESTATE PURCHASE AND SALE CONTRACT

                                 by and between



                              CNL RETIREMENT CORP.

                             a Florida corporation,

                                    as BUYER



                                       and



                       HOMEWOOD AT BROOKMONT TERRACE, LLC,

                     a Tennessee limited liability company,

                                    as SELLER



           Premises: Homewood at Brookmont Terrace, City of Nashville,
                           Davidson County, Tennessee



                  (Tenant: Homewood at Brookmont Terrace, LLC)

                                TABLE OF CONTENTS
                                -----------------
                                                                        Page


1.       Definitions.....................................................1


2.       Purchase and Sale of Premises...................................3


3.       Purchase Price for Premises.....................................3


4.       Closing Date....................................................3


5.       Conditions to Buyer's Obligation to Close.......................3


6.       Deliveries at Closing...........................................7


7.       Closing and Other Costs, Adjustments and Prorations.............8


8.       Inspections.....................................................9


9.       Title to Premises; State of Title to be Conveyed................9


10.      INTENTIONALLY OMITTED...........................................9


11.      Covenants, Representations and Warranties......................10


12.      Covenants of Seller Pending Closing............................11


13.      Eminent Domain.................................................12


14.      Casualty.......................................................12


15.      Remedies Upon Default..........................................12


16.      Notices........................................................13


17.      Brokerage Commissions..........................................14


18.      Miscellaneous Provisions.......................................14





         Attachments:


         Exhibit A         -        Description of Premises
         Exhibit B         -        Permitted Exceptions
         Exhibit C         -        Intentionally Omitted
         Exhibit D         -        Intentionally Omitted
         Exhibit E         -        Intentionally Omitted
         Exhibit F         -        Intentionally Omitted
         Exhibit G         -        Intentionally Omitted
         Exhibit H         -        Form of Architect's Certificate
         Exhibit I         -        Form of Engineer's Certificate

                     REAL ESTATE PURCHASE AND SALE CONTRACT


         THIS REAL ESTATE PURCHASE AND SALE CONTRACT (this "Agreement") made and entered into as of the Effective Date set forth herein, by and between HOMEWOOD AT BROOKMONT TERRACE, LLC, a Tennessee limited liability company, having a mailing address at 111 Westwood Place, Suite 402, Brentwood, Tennessee 37027 ("Seller"), and CNL RETIREMENT CORP., a Florida corporation, having a mailing address at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 ("Buyer");

                              W I T N E S S E T H:

         WHEREAS, Seller is the fee simple owner of and is willing to sell a parcel of real property located in the City of Nashville, Davidson County, Tennessee, and Buyer is willing to purchase such real property from Seller upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definition
         -------------
         In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

             (a) "Closing" shall mean the consummation of the purchase and sale of the Premises in accordance with the terms of this Agreement.

             (b) "Contracts" shall mean, with respect to the Premises, any equipment leases relating to the Premises and disclosed to Buyer on or before Closing which are to survive the Closing and to which the Seller is a party.

             (c) Intentionally Omitted.

             (d) "Effective Date" of this Agreement shall mean that date upon which the last of the Buyer and Seller has executed this Agreement.

             (e) "Escrow Agent" shall mean Lawyers Title Insurance Corporation, whose address is set forth in Section 16 below.

             (f) "Guarantor" shall mean American Retirement Corporation, a Tennessee corporation.

             (g) "Guaranty" shall mean the unconditional guaranty of the Lease to be executed by the Guarantor and delivered to Buyer at Closing.

             (h)  "Hazardous  Materials"  shall  mean  all  toxic  or  hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation, Petroleum (as hereinafter defined), asbestos insulation and/or urea formaldehyde insulation, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, regulation or ordinance currently in existence or hereafter enacted or rendered (hereinafter collectively referred to as the "Hazardous Materials Laws") including, but not limited to, those materials or substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "pollutants" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and any applicable statutes, ordinances or regulations under the laws of the State in which the Premises are located, and any rules and regulations promulgated thereunder, all as presently or hereafter amended. "Petroleum" for purposes of this Agreement shall include, without limitation, oil or petroleum of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene.

             (i) "Improvements" shall mean the building consisting of 92 assisted living and dementia care units and other related improvements to be conveyed to Buyer and leased by Tenant pursuant to the terms of this Agreement, and all appurtenances thereto, including but not limited to all pavement, accessways, curb cuts, parking, drainage systems and facilities, landscaping, and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone and natural gas, if applicable or required by the Lease, to the extent the same form a part of the Premises.

             (j) INTENTIONALLY OMITTED

             (k) "Lease" shall mean that certain Lease Agreement to be entered into at Closing between Buyer, as lessor, and Tenant, as lessee, pursuant to which Tenant shall lease the Premises and Improvements from Buyer.

             (l) INTENTIONALLY OMITTED

             (m) INTENTIONALLY OMITTED

             (n) INTENTIONALLY OMITTED

             (o) INTENTIONALLY OMITTED

             (p) "P&E" shall mean the "Initial Landlord P&E" as that term is defined in the Lease.

             (q) "Permits" shall mean all of the governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Premises, including without limitation certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities other than such permits, operating permits, certificates, licenses and approvals which are to be held by, or transferred to, the Tenant in order to permit the Tenant to operate the Premises properly in accordance with the terms of the Lease.

             (r) "Permitted Exceptions" shall mean those items described on Exhibit B attached hereto.

             (s)   "Plans"   shall   mean  the   final   "as-built"   plans  and
specifications for the Improvements, which are to be furnished by Seller to Buyer pursuant to Section 5.(a)(5) of this Agreement.

             (t) "Premises" shall mean that certain parcel of real property being more particularly described on Exhibit A attached hereto, together with all of the Improvements, tenements, hereditaments and appurtenances belonging or in any way appertaining to such real property, and all of Seller's rights, title and interest in and to (i) any and all property lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof, (ii) any strips and gores of land adjacent to, abutting or used in connection with such real property, and (iii) any easements and rights, if any, inuring to the benefit of such real property or to Seller in connection therewith.

             (u)  "Purchase   Price"  shall  mean  EIGHT  MILLION  NINE  HUNDRED
FIFTY-SEVEN THOUSAND EIGHT HUNDRED FIFTY AND NO/100 DOLLARS ($8,957,850.00).

             (v)   "Seller's   Reimbursement"   shall  mean  the  fixed  sum  of
$57,850.00, to be credited by Seller to Buyer at Closing in reimbursement of Buyer's third-party inspection, review and other acquisition costs.

             (w) "Tenant" shall mean Seller in its capacity as tenant under the Lease.

             (x) "Title Company" shall mean Lawyers Title Insurance Corporation, which shall issue the owner's policy of title insurance required hereunder by and through its agent.

         2. Purchase and Sale of Premises.
            ------------------------------
         Subject to the terms, provisions and conditions set forth herein, Seller hereby agrees to sell the Premises to Buyer, and Buyer hereby agrees to purchase the Premises.

         3. Purchase Price for Premises.
            ----------------------------
         The Purchase Price for the Premises, less any apportionments set forth in Section 7 hereof, shall be paid in full by Buyer at the Closing by wire transfer of immediately available federal funds, as Seller shall direct.

         4. Closing Date.
            -------------
         The Closing shall take place on and as of October ___, 2002 (the "Closing Date") or such other date as is mutually agreeable to Buyer and Seller, at the offices of Escrow Agent in Orlando, Florida, at such time as is mutually acceptable to Buyer and Seller.

         5. Conditions to Buyer's Obligation to Close.
         ---------------------------------------------
         Buyer's obligation to purchase the Premises on the Closing Date is subject to the satisfaction of the following contingencies and conditions in the manner and within the time limits herein specified:

             (a) On or before the Effective Date of this Agreement: Seller shall deliver to Buyer (at no cost to Buyer):

                (1) Copies of any and all tests, surveys, examinations, plans, appraisals, permits, licenses, environmental studies or reports and other studies or investigations regarding the Premises which the Seller may have in its possession or control;

                (2) If Tenant is a different entity than Seller, a current operating statement, profit and loss statement, balance sheet and other satisfactory financial information for Tenant, certified as true, correct and complete by Tenant, reflecting Tenant's ability to pay rent and perform its other Lease obligations, and a current profit and loss statement, balance sheet and other satisfactory financial information for Guarantor reflecting Guarantor's ability to perform its Guaranty obligations;

                (3) A current letter or certificate from an appropriate municipal, county or other governmental representative confirming the zoning classification for the Premises, that the use and operation of the Premises for Tenant's proposed use is in compliance with the applicable zoning ordinance, and a final recorded plat approved by the applicable governmental authority or other acceptable evidence confirming that the Premises are a legally subdivided parcel;

                (4) Final "as-built" Plans for the Improvements;

                (5) All Permits, including without limitation, a certificate of occupancy and an operating permit or license for the use and occupancy of the Premises by Tenant.

                (6)   All   warranties   and   guaranties   pertaining   to  the
Improvements, specifically including the manufacturer's roof membrane warranty issued with respect to the building comprising the Improvements.

                (7) Buyer shall have received a Commitment from the Title Company for an owner's title insurance policy (ALTA form) with respect to the Premises, naming Buyer as the Proposed Insured in the amount of the Purchase Price (the "Title Commitment"), together with the following:

                   (i) All exceptions and appurtenances to title referred to in the Title Commitment;

                   (ii) All proposed exceptions and appurtenances to title which are intended to be of record as of the Closing Date;

                   (iii) All covenants and restrictions, if any, which Seller desires that the Lease establish of record for the benefit of Tenant, whether affecting the Premises, the remainder of the project or center in which the Premises are located or any other property;

                   (iv) Evidence that any such covenants and restrictions for the benefit of Tenant which encumber property other than the Premises are not subject to extinguishment (e.g., by the foreclosure of any superior lien on the property encumbered thereby) and, if permitted by applicable law, the Title Commitment shall insure the same;

                   (v) A copy of the most recent tax bill (and paid receipt therefor) with respect to ad valorem real property taxes and assessments levied or assessed with respect to the Premises.

                (8)  Additional   matters  to  be  delivered,   agreed  upon  or
accomplished on or before the Effective Date of this Agreement:

                   (i) INTENTIONALLY OMITTED

                   (ii) Buyer shall have approved the zoning of the Premises and its compliance with applicable zoning and subdivision laws, including without limitation the documents which Seller is required to furnish Buyer pursuant to this Section 5.(a).

                   (iii) Buyer and Tenant shall have mutually agreed upon all of the terms and conditions of the Lease to be entered into at Closing.

                   (iv) INTENTIONALLY OMITTED

                   (v) INTENTIONALLY OMITTED

                   (vi) Buyer and Seller shall have mutually agreed the form of the Guaranty to be delivered to Buyer at Closing and on the form of the Earn Out Agreement and First Offer Agreement as such terms are defined herein.

                   (vii) INTENTIONALLY OMITTED

                   (viii) Buyer and Seller shall have mutually agreed upon the schedule of P&E to be conveyed to Buyer at Closing.

                   (ix) Buyer shall have approved any financial information on the Tenant and Guarantor which Seller is required to furnish to Buyer pursuant to this Section 5.(a).

                   (x) Buyer and Tenant shall have approved the Plans which Seller is required to furnish to Buyer pursuant to this Section 5.(a).

                   (xi) Buyer shall have received a certificate from an inspecting architect acceptable to Buyer substantially in the form attached hereto as Exhibit H (or otherwise reasonably acceptable to Buyer), and a certificate from an inspecting civil engineer acceptable to Buyer substantially in the form attached hereto as Exhibit I (or otherwise reasonably acceptable to Buyer). Seller shall pay all costs in connection with obtaining the aforesaid certificates.

                   (xii) Buyer shall have approved the Permits, warranties and guaranties copies of which Seller is required to furnish to Buyer pursuant to this Section 5.(a), the originals of which shall be delivered to Buyer at the Closing.

                   (xiii) Buyer shall have received evidence that legally sufficient parking is available on the Premises without the benefit of any parking easements created on adjacent property to comply with applicable zoning requirements and that all utilities are available to and in service at the Improvements.

                   (xiv) Buyer shall have obtained and approved an appraisal of the Premises.

                   (xv) Buyer shall have obtained and approved an environmental assessment of the Premises, provided that Buyer shall, if required by Buyer's environmental investigation consultant, promptly obtain and deliver a 50-year chain of title report evidencing the record ownership of the Premises during the preceding 50 years, accompanied by copies of the deeds and other instruments evidencing such record ownership.

                   (xvi) Buyer shall have obtained and approved an "as-built" survey of the Premises.

                   (xvii) Buyer shall have otherwise determined, in its sole and absolute discretion, that the Premises are satisfactory to Buyer.

In the event that this Agreement is executed and effective as of the Closing Date as intended, Buyer shall be deemed to have approved all of the matters to be received, reviewed and approved by Buyer pursuant to this Section 5.(a).

             (b) On or before the Closing Date:

                (1) Seller shall have completed the Improvements and all utility services and have opened for business at the Premises.

                (2) The  representations  and  warranties of Seller set forth in
Section 11 hereof shall be true, correct and complete in all material respects on and as of the Closing Date.

                (3) Neither Seller, Tenant nor Guarantor shall, at any time during the term of this Agreement, file or have filed against it a petition seeking relief under the bankruptcy or other similar laws of the United States or any state thereof.

                (4) Tenant shall have duly executed and delivered the Lease to Buyer, Guarantor shall have executed and delivered the Guaranty to Buyer.

                (5) The environmental assessment approved by Buyer as of the Effective Date shall continue to accurately reflect the environmental condition of the Premises.

                (6) Buyer shall have received the Title Commitment "marked-up" and effectively dated as of the Closing, deleting all requirements thereunder so as to obligate the Title Company unconditionally to issue to Buyer an original owner's policy of title insurance in the amount of the Purchase Price subject only to the Permitted Exceptions.

                (7) Title Company shall deliver to Buyer a "closing protection" or "insured closing" letter, evidencing the authority of any agent of Title Company which conducts the Closing and issues the Buyer's owner's policy of title insurance for or on behalf of Title Company.

         If the foregoing contingencies are not satisfied within the respective time periods set forth above, then in addition to any rights afforded by Section 15 of this Agreement Buyer shall be entitled to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent in accordance with and subject to the provisions of Section 10.(b) below, whereupon this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder.

         6. Deliveries at Closing.
            ----------------------
         At Closing the parties shall deliver to each other the documents and items indicated below:

             (a) Seller shall deliver, or cause to be delivered, to Buyer:

                (1) An appropriate "Owner's Affidavit" or other acceptable evidence attesting to the absence of liens, lien rights, rights of parties in possession (other than Tenant) and other encumbrances other than the Permitted Exceptions naming both Buyer and Title Company as benefitted parties, so as to enable Title Company to delete the "standard" exceptions for such matters from Buyer's owner's policy of title insurance and otherwise insure any "gap" period occurring between the Closing and the recordation of the closing documents;

                (2) A duly executed Warranty Deed with respect to the Premises subject to no exceptions other than the Permitted Exceptions, in the form approved by Buyer and the Title Company;

                (3) An Assignment of Licenses, Permits, Plans, Contracts and Warranties with respect to the Premises in the form approved by Buyer, together with all of the documents assigned thereby, assigning and/or reserving unto the Tenant, however, (i) the right to enforce the same during the term of the Lease, and (ii) specific operating licenses which Buyer has approved in its reasonable discretion as necessary for Tenant to retain for the proper licensing and operation of the Facility, as such term is defined in the Lease;

                (4) Three (3) signed counterparts of the closing statement;

                (5) An opinion from Seller's and Tenant's counsel on matters and in the form approved by Buyer and relating to due organization and good standing of, and the due authorization, execution and delivery of the closing documents delivered by, Seller, Tenant and such other related parties involved in the transaction as Buyer may reasonably require, and the enforceability of the Lease against Tenant and the Guaranty against Guarantor;

                (6) An appropriate FIRPTA Affidavit or Certificate evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code, as amended;

                (7) All certificates of insurance, insuring Buyer as the owner of the Premises, which are required by the Lease to be furnished by the Tenant to the landlord;

                (8) The Guaranty;

                (9) Two (2) duly executed counterparts of the Earn Out Agreement to be entered into between Seller and Buyer in the form approved by Seller and Buyer and relating to potential Earn Out amounts which may be earned in the future by Seller ("Earn Out Agreement");

                (10) INTENTIONALLY OMITTED.

                (11) Two (2) duly executed counterparts of the Right of First Offer Agreement to be entered into between Seller and Buyer in the form approved by Seller and Buyer and relating to the rights granted by Buyer to Seller in respect of certain potential offers to purchase back the Property ("First Offer Agreement");

                (12) INTENTIONALLY OMITTED

                (13) One (1) counterpart of the Lease duly executed by Tenant;

                (14) A bill of sale conveying to Buyer title to the P&E;

                (15) Certified copies of applicable resolutions and certificates of incumbency with respect to the Seller, Tenant and such other related parties involved in the transaction as Buyer may reasonably require;

                (16)  A  certificate  of a duly  authorized  officer  of  Seller
confirming  the  continued  truth  and  accuracy  of  the   representations  and
warranties of the Seller made in this Agreement.

                (17) Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement, including those (if any) required to be delivered by Seller pursuant to Section 5.(d) above.

             (b) Buyer shall deliver to Seller:

                (1) The Purchase Price, less all the deductions, prorations, and credits provided for herein.

                (2)  Three  (3)  duly  executed   counterparts  of  the  closing
statement.

                (3) Two (2) duly executed counterparts each of the Earn Out Agreement and First Offer Agreement;

                (4) One (1) counterpart of the Lease duly executed by Buyer.

         7. Closing and Other Costs, Adjustments and Prorations.
            ----------------------------------------------------
         The Closing costs shall be allocated and other closing adjustments and prorations made between Seller and Buyer as follows:

             (a) The Seller shall be charged with the following items, all of which shall be credited against, and shall reduce dollar-for-dollar, the Purchase Price payable to Seller at the Closing: the usual and customary costs and expenses set forth in a settlement statement with respect to the conveyance of a commercial property (excluding only those expenses specifically described below as the responsibility of Buyer) and including without limitation (i) all real estate conveyance taxes and other transfer taxes, if any, imposed by state or local authorities (including those transfer taxes customarily paid by a grantee) and all recording charges; (ii) costs of removing any lien, assessment or encumbrance required to be discharged hereunder in order to convey title to the Premises as herein provided, including, without limitation, any prepayment penalties or fees incurred in connection therewith; (iii) the cost of the owner's policy of title insurance (ALTA Form, including any additional premiums to delete the "standard" exceptions for parties in possession, matters of survey and construction lien claims, and to issue such Endorsements as Buyer may request provided the same are permitted by law and are customary in similar commercial transactions); (iv) the cost of the architect's and engineer's certificates required hereunder; (vii) legal fees and expenses of Seller; (viii) the fee, if any, required by the manufacturer for the transfer by Seller to Buyer of the manufacturer's roof membrane warranty for the building; and (ix) Seller's Reimbursement to be credited to Buyer at Closing as reimbursement for Buyer's third-party inspection, review and other acquisition costs.

             (b) The Buyer shall be charged with the following items in addition to the Purchase Price payable to Seller at Closing: (i) fees and expenses of Buyer's counsel; (ii) recording costs for the deed; and (iii) Buyer's third-party inspection, review and other acquisition costs to the extent the same exceed Seller's Reimbursement and are not otherwise specifically to be paid by Seller pursuant to the terms of this Agreement.

             (c) As the Lease is to be entered into between Buyer and Tenant effective as of the Closing Date, it shall not be necessary for rent or any other charges payable under the Lease to be prorated at Closing, and all rent and other charges payable under the Lease shall be the property of Buyer.

             (d) Taxes, assessments and other charges shall be not prorated as of Closing, as Seller shall be responsible for such matters relating to the period prior to Closing, and Tenant shall be responsible for such matters from and after Closing. Certified, confirmed and ratified special assessments liens as of the Closing Date are to be paid by Seller. Seller shall also pay and be responsible for any "rollback" taxes or retroactively assessed taxes which arise out of or relate to any prior use of the Premises or any improper or inadequate assessment of the Premises for the period prior to the Closing, which obligation shall expressly survive the Closing.

             8. Inspections.
                ------------
             Subject to the rights of any tenant or other party lawfully in occupancy, Buyer through its agents, employees and independent contractors shall have the right from time to time prior to the Closing Date, upon prior notice to Seller, to enter the Premises for the purpose of inspecting the same and performing environmental and other tests thereon. Buyer shall indemnify and hold harmless Seller and its contractors, agents, employees and affiliates from and against any claims, losses, damages and costs arising out of any inspection of and testing at the Premises by Buyer, its agents and representatives. Buyer shall not, and shall not permit its agents or representatives to, disrupt Seller's or Tenant's activities at the Premises.

             9. Title to Premises; State of Title to be Conveyed.
                -------------------------------------------------
             At the Closing, Buyer shall receive fee simple title to the Premises free from all liens, encumbrances, restrictions, rights-of-way and other matters, excepting only the Permitted Exceptions and any other matter consented to in writing by Buyer pursuant to Section 12.(a) hereof.

             10. INTENTIONALLY OMITTED.

             11. Covenants, Representations and Warranties
                ------------------------------------------

             (a) . In order to induce Buyer to enter into this Agreement and purchase the Premises, Seller makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of the Premises:

                (1) Seller has obtained all necessary authorizations and consents to enable it to execute and deliver this Agreement and to consummate the transaction contemplated hereby, including without limitation all authorizations and consents required to be obtained from governmental authorities during the course of, and upon completion of, construction of the Improvements.

                (2) Seller holds fee simple title to the Premises, free of all liens, assessments and encumbrances except for the Permitted Exceptions, and liens and encumbrances which will be paid and discharged or otherwise released at or prior to the Closing. Seller has no knowledge of any condition or state of facts which would preclude, limit or restrict the business operations contemplated, pursuant to the terms of the Lease, to be conducted by Tenant at the Premises.

                (3) Except for construction warranties with respect to the Improvements, there are no service or maintenance contracts affecting the Premises to which Buyer will be bound upon Closing.

                (4) The Premises and the proposed use thereof by Tenant and the condition thereof do not violate, in any material respect, any applicable deed restrictions, zoning or subdivision regulations, conditions of approval or permitting, urban redevelopment plans, local, state or federal environmental law or regulation or any building code or fire code applicable to the Premises ("Applicable Laws and Restrictions"), and are not designated by any governmental agency to be in a flood plain area. Seller has, on or before the Effective Date, provided written notice to Buyer of any continuing, alleged or potential violations of Applicable Laws and Restrictions known to Seller.

                (5) As of the Closing Date (i) there shall exist no event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Lease; (ii) Tenant shall not have any defense, set-off or counterclaim in respect of its obligations under the Lease arising as a result of Seller's actions or activities, or those of Seller's employees, agents or contractors; and (iii) all leasing commissions and fees with respect to the Lease, if any, have been paid in full by Seller or Tenant.

                (6) There is no pending or, to Seller's knowledge, threatened litigation or other proceeding affecting the title to or the use or operation of the Premises.

                (7)  Seller is not a  "foreign  person"  within  the  meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and Seller shall certify its taxpayer identification number at Closing.

                (8) To Seller's knowledge, there are no federal, state, county or municipal plans to restrict or change access from any highway or road to the Premises.

                (9) The Premises are a separate parcel for real estate tax assessment purposes.

                (10) All of the financial data regarding the construction, ownership and operation of the Premises that Seller has provided to Buyer is true, complete and correct.

                (11) To the best of Seller's knowledge the Improvements have been constructed in accordance with (i) the Plans and (ii) applicable building codes, laws and regulations in a good, substantial and workmanlike manner.

                (12) No Hazardous Materials are, will be, or to the best of Seller's knowledge, have been, stored, treated, disposed of or incorporated into, on or around the Premises in violation of any applicable statutes, ordinances or regulations; the Premises are in material compliance with all applicable environmental, health and safety requirements; any business currently or, to the best of Seller's knowledge, heretofore operated on the Premises has disposed of its waste in accordance with all applicable statutes, ordinances and regulations; and Seller has no notice of any pending or, to the best of Seller's knowledge, threatened action or proceeding arising out of the condition of the Premises or any alleged violation of environmental, health or safety statutes, ordinances or regulations.

                (13) Seller specifically acknowledges and understands that where Seller knows of any fact(s) materially affecting the value or desirability of the Premises, whether said fact(s) is/are readily observable or not, Seller hereby assumes and accepts a duty to disclose said fact(s) to Buyer. Seller warrants that, other than as may be disclosed in the foregoing representations and warranties, Seller has no knowledge of any other fact(s) materially affecting the value or desirability of the Premises whether or not said fact(s) is/are readily observable.

All of the representations, warranties and agreements of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement and shall be reaffirmed and repeated in writing at and as of the Closing Date, but not subsequent to the Closing Date, and shall survive the Closing Date.

             (b) In order to induce Seller to enter into this Agreement and sell the Premises, Buyer makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of the Premises:

                (1) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida. Buyer has all requisite power and authority under the laws of the State of Florida and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                (2) Buyer has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery hereof, this Agreement shall constitute the valid and binding agreement of Buyer.

         12. Covenants of Seller Pending Closing.
         ----------------------------------------
         Between the date hereof and the Closing Date:

             (a) Seller shall not enter into any contracts for services or otherwise that may be binding upon the Premises or upon the Buyer subsequent to Closing, nor grant or permit the granting of any easements or licenses affecting the Premises, nor take or permit any legal action in connection with the Premises which will affect Buyer's title to the Premises, nor enter into or consent to any leases of space in the Premises other than residential leases entered into in the ordinary course of Seller's business, without the express prior written consent of Buyer. Buyer's consent may be withheld at Buyer's sole option; however, Buyer's response to any of the foregoing shall not be unreasonably delayed and, if denied, shall be accompanied by a reasonably detailed explanation of the reason for such denial.

             (b) Seller shall within two (2) business days following receipt thereof (or the day of receipt if received the day prior to the Closing Date) provide Buyer with copies of any letters or notices received by Seller relating to or in any manner affecting the Premises.


             (c) Seller shall, at no expense to Seller, reasonably cooperate with Buyer in connection with Buyer's obtaining any insurance which may be required to be maintained by Buyer with respect to the Premises following the Closing, including the possible assumption by Buyer of Seller's existing insurance coverage (evidence of which Seller shall furnish Buyer on request).

         13. Eminent Domain.
             ---------------
         If prior to the date of the Closing, Seller acquires knowledge of any pending or threatened action, suit or proceeding to condemn or take all or any part of the Premises under the power of eminent domain, then Seller shall immediately give notice thereof to Buyer. If such condemnation would otherwise give Tenant the option to reduce or abate rent or terminate the Lease, then, at Buyer's option, buyer may terminate this Agreement, whereupon all parties shall thereupon be relieved of all further liability hereunder. If such condemnation would not otherwise give Tenant the option to reduce or abate rent or terminate the Lease, or if it gives Tenant such option and Tenant waives such option in writing, then Seller will promptly commence the reconstruction and the parties shall proceed with the Closing in accordance with, and subject to, the terms hereof.

         14. Casualty.
            ----------
         If prior to the date of the Closing the Premises, or any portion thereof, shall be damaged or destroyed by reason of fire, storm, accident or other casualty, then Seller shall immediately give notice thereof to Buyer. If such casualty would otherwise give Tenant the option to reduce or abate rent or terminate the Lease, then Buyer, at its option, may terminate this Agreement, whereupon all parties shall thereupon be relieved of all further liability hereunder. If such casualty would not otherwise give Tenant the option to reduce or abate rent or terminate the Lease, or if it gives Tenant such option and Tenant waives such option in writing, then the parties shall proceed with the Closing in accordance with, and subject to the terms hereof. In such event, all such proceeds of any insurance plus the amount of any deductible (which shall be paid by Seller) will be applied toward reconstruction.

         15. Remedies Upon Default.
            -----------------------

             (a) In the event Buyer breaches or defaults under any of the terms of this Agreement prior to or on the Closing Date, the sole and exclusive remedy of Seller shall be to terminate this Agreement.

             (b) In the event Seller defaults under any of the terms of this Agreement on or prior to the Closing Date (including, without limitation, by failing or refusing to deliver any items required to be delivered pursuant to
Section 5 or Section 6 of this Agreement), Buyer shall be entitled to (i) terminate this Agreement, or (ii) compel specific performance of this Agreement, in which event Buyer may also recover its damages incurred as a result of such default, including but not limited to all of its costs and attorneys' fees in seeking such specific performance, or (iii) if specific performance is not possible or if Buyer elects not to pursue specific performance, recover damages incurred as a result of such default, which shall include damages resulting from a breach of any warranty or representation of Seller as of the Closing even if the same is not discovered until after the Closing, to the extent the same survive the Closing.

             16. Notices.
                ---------
             All notices, elections, requests and other communication hereunder shall be in writing and shall be deemed given (i) when personally delivered, or
(ii) two (2) business days after being deposited in the United States mail, postage prepaid, certified or registered, or (iii) the next business day after being deposited with a recognized overnight mail or courier delivery service, or
(iv) when transmitted by facsimile or telecopy transmission, with receipt acknowledge upon transmission; addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein):

         If to Seller:         Homewood at Brookmont Terrace, LLC
                               111 Westwood Place, Suite 402,
                               Brentwood, Tennessee 37027
                               Attn:  Mr. George Hicks, Chief Financial Officer
                               Phone: (615) 221-2250
                               Fax:   (615) 221-2269

         with a copy to:       Bass, Berry & Sims PLC
                               315 Deaderick Street., Suite 2700
                               Nashville, Tennessee 37238
                               Attn:  T. Andrew Smith, Esquire
                               Phone: (615) 742-6200
                               Fax:   (615) 742-2766

         If to Buyer:          CNL Retirement Corp.
                               CNL Center at City Commons
                               450 South Orange Avenue
                               Orlando, Florida 32801
                               Attn:  Chief Operating Officer
                               Phone: (407) 835-3201
                               Fax:   (407) 835-3232

         with a copy to:       Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                               215 North Eola Drive
                               Post Office Box 2809
                               Orlando, Florida  32802
                               Attn:  Thomas E. Francis, Esquire
                               Phone: (407) 843-4600
                               Fax:   (407) 843-4444

         If to Escrow Agent:   Lawyers Title Insurance Corporation
                               --------------------------------------
                               --------------------------------------
                               Attn:
                                     --------------------------------
                               Phone:
                                     --------------------------------
                               Fax:
                                     --------------------------------


         17. Brokerage Commissions.
         --------------------------
         Seller and Buyer each warrant to the other party that no finders or brokers have been involved with the introduction of Buyer and Tenant and/or the execution and delivery of the Lease and the leasing of the Premises pursuant thereto. In the event of a breach of the foregoing warranties, the breaching party agrees to save, defend, indemnify and hold harmless the non-breaching party from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys' fees. The obligations of this Section shall survive the Closing or earlier termination of this Agreement.

18.      Miscellaneous Provisions.
         ------------------------

             (a) Assignment; Binding Effect. Buyer may assign all of its rights and obligations hereunder without the written consent of Seller to any entity which is owned or controlled by CNL Retirement Properties, Inc., a Maryland corporation, provided, however, that any assignee of Buyer shall assume all of the obligations of Buyer hereunder. In the event of any permitted assignment hereunder Buyer shall thereupon be relieved of all further liability under this Agreement. Seller shall not have the right to assign its rights and obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

             (b) Captions. The several headings and captions of the Sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.

             (c) Entire Agreement; Recording. This Agreement constitutes the entire agreement of Buyer and Seller with respect to the purchase and sale of the Premises, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both Seller and Buyer. Neither this Agreement nor any Memorandum thereof shall be recorded by any party and, if recorded by any party, the other party hereto may immediately terminate all of its obligations under this Agreement.

             (d) Time of Essence. Time is of the essence with respect to the performance of all of the terms, conditions and covenants of this Agreement.

             (e) Cooperation. Buyer and Seller shall cooperate fully with each other to carry out effectively the purchase and sale of the Premises in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.

             (f) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State in which the Premises are located.

             (g) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

             (h) Attorneys' Fees. In the event any party to this Agreement should bring suit against the other party in respect to any matters provided for herein, the prevailing party shall be entitled to recover from the non-prevailing party its costs of court, legal expenses and reasonable attorneys' fees. As used herein, the "prevailing party" shall include, without limitation, any party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

             (i) Certain References. As used in this Agreement, the words "hereof," "herein," "hereunder" and words of similar import shall mean and refer to this entire Agreement and not to any particular article, section or paragraph of this Agreement, unless the context clearly indicates otherwise.

             (j) Time Periods. Unless otherwise expressly provided herein, all periods for performance, approval, delivery or review and the like shall be determined on a "calendar" day basis. If any day for performance, approval, delivery or review shall fall on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day.

             (k) Authority. Each person executing this Agreement, by his or her execution hereof, represents and warrants that they are fully authorized to do so, and that no further action or consent on the part of the party for whom they are acting is required to the effectiveness and enforceability of this Agreement against such party following such execution.

             (l) Severability. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

             (m) Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

             (n) Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and buyer.

             (o) Termination. This Agreement shall be void and of no force and effect unless signed by Seller and delivered to Buyer no later than five (5) days following the date of Buyer's execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase and Sale Contract on the date first above written.


                            BUYER:

                            CNL RETIREMENT - AM/TENNESSEE LP,
                            a Delaware limited partnership

                            By: CNL  Retirement  -  GP/Tennessee  Corp.,  a
                                Delaware corporation, general partner

                                By:/s/ Bradley B. Rush
                                   ----------------------
                                Date:  10/30/02
                                      -----------

                             SELLER:

                             HOMEWOOD AT BROOKMONT
                             TERRACE, LLC, a Tennessee limited
                             liability company

                             By:      /s/ George T. Hicks
                                      -------------------------
                             Name:    George T. Hicks
                             Title:   EVP - Finance, CFO, Secretary and
                                      Treasurer

                             Date:    10/31/02
                                      --------------

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES
                             -----------------------


                                [To be inserted]

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS
                              --------------------


1. Ad valorem real property taxes and assessments for the year of Closing and thereafter, and water, sewer and other assessments, if any, so long as the foregoing are not yet due and payable.

2.       The right of the Tenant to lease the Premises pursuant to the Lease.

                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                    EXHIBIT D

                              INTENTIONALLY OMITTED

                                    EXHIBIT E

                              INTENTIONALLY OMITTED

                                    EXHIBIT F

                              INTENTIONALLY OMITTED

                                    EXHIBIT G

                              INTENTIONALLY OMITTED

                                    EXHIBIT H

                             ARCHITECT'S CERTIFICATE

                                                         , 2002
                                              -----------

CNL Retirement Properties, Inc.
CNL Retirement Partners, LP
CNL Retirement GP Corp.
CNL Retirement LP Corp.
CNL Retirement GP/Holding Corp.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida   32801

Gentlemen:

         We are the architects for  _________________________________________ in connection with the construction of the freestanding senior living project known as, (hereinafter referred to as the "Project"). In this capacity, we hereby certify to you as follows:

         1.  We are duly  licensed  architects  under  the laws of the  State of
             ________________ .

         2. The undersigned has prepared or is familiar with the plans for the Project described as follows:

                           Job No.          ________________
                           Drawing Nos.:    ________________
                           Dated:           ________________

             and    related    specifications    therefor    (the   "Plans   and
             Specifications").

             The Project has been completed in accordance with said Plans and Specifications.

         3. The Plans and Specifications have been prepared in accordance with, and the Project has been constructed in compliance with (i) all local building and zoning codes and other ordinances, laws, rules and regulations imposed by all governmental authorities having jurisdiction over the Project and (ii) all restrictive covenants of record applicable to the Project. The elevation of all slabs for the Project and the height of the improvements meets the requirements of building permits for the same. All approvals required by all governmental authorities having jurisdiction over the Project have been obtained and such approvals are not based on any real property or rights appurtenant thereto other than the Project. All requirements contained in any soils reports, compaction studies or soil borings tests have been complied with.

         4. The Project has been designed such that, if properly operated, it will not result in the direct or indirect emission into the atmosphere of any substance (other than motor vehicle exhausts, steam, water vapor and the emissions from natural gas or electric comfort heating, ventilation and air conditioning systems).

         5. The Project has been designed such that, if properly operated, it will not result in the direct or indirect discharge of pollutants into the waters of the State in which the Project is located (other than contributions to the ______________ sanitary sewer system serving the Project, provided, however, the foregoing is in compliance with all applicable governmental regulations and no further consents or approvals are required therefor).

         6. The Project is substantially free of architectural barriers and is otherwise in substantial compliance with the requirements of all federal, state and local laws, statutes and ordinances relating to accessibility by persons with disabilities, including, without limitation, the Fair Housing Act, the Americans With Disabilities Act and the respective regulations promulgated thereunder.

         7. The Project and the ventilation systems contained therein have been designed and constructed so as to minimize the possibility of an accumulation of radon gas and other indoor contaminants within the improvements, in accordance with all applicable laws, regulations and guidelines.

         8. The real property upon which the Project is located is currently zoned ______ under applicable zoning ordinances of the City of _________________, County of ________________,
             State of ________________ .

         9. We have examined all applicable materials relative to the types of restrictions and requirements which relate to such zoning classifications. The Project complies in all respects with such zoning classification.

         10. An unconditional certificate of occupancy, or other unconditional certificates of appropriate governmental authorities evidencing that all zoning, building and other applicable regulations have been complied with, has been issued by the City of ______________, County of ________________ , for the Project, and such certificate(s) of occupancy remains in full force and effect as of the date hereof.

         11. This letter and certificate shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the addressees and their respective successors and assigns.




                                      ________________________________

                                           By:____________________________

                                    EXHIBIT I

                          CIVIL ENGINEER'S CERTIFICATE
                          ----------------------------

                              _______ , 2001

CNL Retirement Properties, Inc.
CNL Retirement Partners, LP
CNL Retirement GP Corp.
CNL Retirement LP Corp.
CNL Retirement GP/Holding Corp.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida   32801

Gentlemen:

         We are the civil engineers for ________________in connection with the construction of the freestanding senior living project known as ______________, located in ________________, County of ________________, State
of ________________, (hereinafter referred to as the "Project"). In this capacity, we hereby certify to you as follows:

         1. We are duly licensed civil engineers under the laws of the State of ________________ .


         2. There are no civil engineering permits, licenses, authorizations, consents approvals, orders, registrations or filings of any court, governmental authority or public agency required for the Project which have not been obtained, issued or granted and which do not, as of the date hereof, remain in full force and effect as relates to the engineering construction plans consisting of sheets ________ prepared by __________under Job No.____ dated ________________.


         3. All sewage and other waste waters from the Project are disposed of by a connection to the _____________ sanitary sewer system.

         4. The construction of the Project did not involve the dredging of materials from or the filling of materials in the waters of the State in which the Project is located, or the United States, nor has potable water been appropriated from any natural surface or subsurface source, but rather has been and will be supplied by _____________, and all connections to the water lines serving the Project have been approved, inspected and accepted by
             _______________.

         5. All parking lot or other drains have been constructed in accordance with all applicable permits and other governmental requirements and with the approval, inspection and acceptance of ______________.


         6. All utilities necessary for the operation of the Project in the ordinary course of business are available to the Project without payment of any charge, fee or other consideration except customary "hook-up" or "tap" fees.


         7. All stormwater drainage at the Project is retained on-site or discharged into existing public rights-of-way or public stormwater drainage easements dedicated to and accepted and maintained by __________, all pursuant to permits and other governmental authorizations which are valid, existing and in current full force and effect.


         8.  No  part  of  the  Project   comprises   wetlands  subject  to  the
             jurisdiction of the U.S. Army Corps of Engineers, the U.S. Environmental Protection Agency, or any other applicable governmental authority.


         9. This letter and certificate shall be binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the addressees and their respective successors and assigns.


                                     ------------------------------

                                     By:____________________________